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                    [LETTERHEAD OF MORRISON & FOERSTER LLP]

                                 May 13, 1996



SDL, Inc.
80 Rose Orchard Way
San Jose, California  95134-1365

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 filed by SDL, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on May 13, 1996 (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended, of up to 1,293,750 shares of the Company's Common Stock, par value $0.001 per Share (the "Stock"), of which 1,168,750 shares of authorized but unisssued stock (including 168,750 shares subject to the underwriters' over-allotment option) are to be offered and sold by the Company and up to 125,000 shares of stock are to be offered and sold by certain selling shareholders (the "Selling Shareholders"). The Stock is to be sold to the underwriters named in the Registration Statement for resale to the public.

     As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale by the Company of up to 1,293,750 shares of Stock.

     We are of the opinion that (i) the shares of Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally issued, fully paid and nonassessable, and (ii) the shares of Stock to be offered and sold by the Selling Shareholders have been duly authorized and legally issued and are fully paid and nonassessable.
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                            MORRISON & FOERSTER LLP

SDL,Inc.
May 13, 1996
Page 2



     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.


                                        Very truly yours,

                                        /s/ Morrison & Foerster LLP